Exhibit 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

                THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of March 31, 2008 (the “Effective Date”), by and between Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and Gary Gatchell (the “Executive”).

RECITALS

                A.            The Company desires to employ and retain the unique experience, abilities, and services of the Executive as Chief Financial Officer.

                B.            The Executive agrees to perform the services of Chief Financial Officer for the Company in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties contained in this Agreement, the Company and Executive agree as follows:

1.             Term.  The term of this Agreement is for four (4) years, commencing on March 31, 2008 (the “Start Date”), unless amended by agreement of the parties or terminated as set forth in Section 5.

2.             Duties.  The Executive will devote his full business time, energies and best efforts to the promotion of the business and affairs of the Company, with responsibility to perform such duties as are specified from time to time by the Board of Directors of the Company (the “Board”) and/or the chief executive officer of the Company (the “CEO”).  The Executive shall report to the CEO. Among other things, and subject to change at the discretion of the Board of Directors, the Executive shall be responsible for providing direction to and management of the Company’s finance, accounting, treasury, SEC reporting and administration activities. During the term of this Agreement, the Executive will not render commercial or professional services of any nature to any other person or organization, whether or not for compensation, without the prior written consent of the Board or CEO.

3.             Compensation.

a)             Base Compensation.  In consideration of all services to be rendered by the Executive to the Company as an employee under this Agreement, the Company will pay to the Executive the base salary of $6,731.20 bi-weekly from the Start Date through the termination of this Agreement and any extensions of it (annualized salary shall be equal to 26 times the bi-weekly rate and is referred to herein as “Base Salary”), payable in accordance with the Company’s standard payroll practices, and subject to review annually.

b)             Bonus Compensation.  As further compensation, the Company may pay to the Executive an annual cash bonus of up to thirty percent (30%) of Base Salary, at such times and in such amounts as the Board and its Compensation Committee may determine in their discretion based on the Executive’s individual performance and the overall performance of the Company;

c)             Equity Compensation.  As inducement to enter employment with the Company, and subject to approval by the Board’s Compensation Committee or by a majority of the Company’s independent directors, Executive shall be entitled to receive an award by the Company of 40,000 shares of restricted stock (“Restricted Stock Shares”), which shall vest according to the following schedule: (i) 10,000 Restricted Stock Shares shall vest on December 31, 2009 if, by December 31, 2008, the Company has completed UL, IEC and TÜV certification of products from the Company’s 1.5 MW production line; (ii) 10,000 Restricted Stock Shares shall vest on December 31, 2009 if, by December 31, 2009, the Company has completed qualification of the production tools to be used in the first 30 MW of incremental rated capacity (first expansion); (iii) 10,000 Restricted Stock Shares shall vest on December 31, 2010 if, by December 31, 2010, the Company has completed qualification of the production tools to be used in the second 30 MW of incremental rated capacity (second expansion); and (iv) 10,000 Restricted Stock Shares shall vest on December 31, 2011 if, by December 31, 2011, the Company has completed qualification of the production tools to be used in the next 50 MW of incremental rated capacity, which brings aggregate rated capacity to 110 MW (third expansion).  Notwithstanding the foregoing, the Compensation Committee may vest or accelerate the vesting of Restricted Stock Shares at any time, in its sole and absolute discretion.  All unvested Restricted Stock Shares shall automatically vest upon a Change of Control, where a “Change of Control” shall mean:

i.          any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, possesses more than 50 percent of the total fair market value or total voting power of the stock of the Company; provided, however, that if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a Change in Control.  Notwithstanding the foregoing, an increase in the percentage of stock of the Company owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock of the Company for purposes of this subsection (i);

ii.       during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board (together with any new or replacement directors whose election by the Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

iii.    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or persons) assets from the Company, outside of the ordinary course of business, that have a gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For purposes of this subsection (iii), “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Notwithstanding anything to the contrary in this Agreement, the following shall not be treated as a Change in Control under this subsection (iii): (A) a transfer of assets from the Company to a shareholder of the Company (determined immediately before the asset transfer); (B) a transfer of assets from the Company to an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a transfer of assets from the Company to a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or (D) a transfer of assets from the Company to an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii)(C) above.

Any Restricted Stock Shares not vested by the tenth (10th) anniversary of the Effective Date shall be forfeited and returned without consideration to or obligation by the Company.  Upon the award of the Restricted Stock Shares in accordance with the terms of this Agreement, Executive shall execute a Restricted Stock Award Agreement with the Company, which shall contain standard provisions addressing, among other things, dividends, voting rights, forfeiture, withholding, investment representations, legends and custodian.

d)             Vacation.  The Executive will receive four (4) weeks of paid vacation for each contract year of this Agreement, commencing on the Start Date.  Vacation will be prorated in the event of termination pursuant to Section 5.  The Executive will not be entitled to carry over accrued but unused vacation from one contract year to the next. Notwithstanding anything in this Agreement to the contrary, the Executive shall be entitled to unpaid time off June 4, 2008 through June 20, 2008, and from July 31, 2008 through August 15, 2008.

e)             Relocation Expenses.  None.

f)             Benefit Plans.  To the extent permitted by law and except as otherwise may be determined by the Board, the Executive will be eligible to participate in the Company’s standard benefit plans according to plan provisions.

4.             Confidential Information.

a)             Company Information.  Executive agrees at all times during the term of his employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board or CEO, any Confidential Information (as defined below) of the Company.  For purposes of this Agreement “Confidential Information” is defined as any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved.

b)             Former Employer Information.  Executive agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that he will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

c)             Third Party Information.  Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Company consistent with the Company’s agreement with such third party.

5.             Termination of Employment.

a)             Termination for Cause.  Notwithstanding any provision contained in this Agreement to the contrary, the Company may immediately terminate this Agreement for Cause (as defined below) without giving notice or compensation to the Executive.  For purposes of this Agreement “Cause” includes but is not limited to the following: (i) the conviction of the Executive or a pleading of guilty or nolo contendere to any felony or misdemeanor, or any crime involving moral turpitude, (ii) a material breach by Executive of his obligations under this Agreement, which will include a failure to perform such duties as are reasonably assigned to the Executive by the Board, (iii) any act by Executive of disloyalty to the Company, or (iv) any violation of Executive’s fiduciary duties to the Company.

b)             Termination Without Cause.  Either the Company or the Executive may terminate this Agreement without Cause on giving not less than 30 days’ prior written notice to the other party.

c)             Disability.  Unless prohibited by applicable law, this Agreement may be terminated if the Executive suffers a Permanent Disability (as defined below).  For purposes of this Agreement, “Permanent Disability” is defined as the Executive’s inability, due to illness, accident, or other cause, to perform the majority of his usual duties for a period of three (3) months or more despite reasonable accommodation by the Company.

d)             Death.  If the Executive dies, this Agreement will automatically terminate.

6.             Compensation Upon Termination.

a)             Termination for Cause.  If the Company terminates the Executive for Cause pursuant to Section 5(a) or if the Executive terminates without Cause pursuant to Section 5(b), the Company will pay the Executive only his Base Salary accrued through the date of termination.

b)             Termination Without Cause.  If, on or before the first anniversary of the Effective Date, the Company terminates the Executive without Cause pursuant to Section 5(b), the Company will pay the Executive his Base Salary for a period of six (6) months after the date of termination in accordance with the Company’s standard payroll practices. If, after the first anniversary of the Effective Date, the Company terminates the Executive without Cause pursuant to Section 5(b), the Company will pay the Executive his Base Salary for a period of twelve (12) months after the date of termination in accordance with the Company’s standard payroll practices.

c)             Disability.  During any period that the Executive fails to perform his duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, the Executive will continue to receive his Base Salary until the Executive’s employment is terminated pursuant to Section 5(c) and thereafter the Executive will receive any disability insurance benefits to which the Executive is entitled.

d)             Death.  If this Agreement terminates due to the death of the Executive, then any interests that the Executive may have under the provisions of this Agreement will be payable to the Executive’s estate inclusive of Base Salary provided for in this Agreement as if the Executive terminated his employment without Cause.

7.             Board Approval.  No part of this Agreement will be effective or binding upon the parties unless and until approved or ratified by the Compensation Committee of the Board.

8.             Successors.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

9.             Arbitration.  Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within 10 days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such 10-day period, each party will select an arbitrator and inform the other party in writing of such arbitrator’s name and address within 5 days after the end of such 10-day period and the two arbitrators so selected will select a third arbitrator within 15 days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party will be the sole arbitrator of the dispute. Each party will pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators will be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages will not be awarded.

10.          Absence of Conflict.  The Executive represents and warrants that his employment by the Company as described herein will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

11.          Assignment.  This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder.

12.          Integration.  This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

13.          Waiver.  Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party will not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

14.          Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.          Headings.  The headings of the paragraphs contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of any provision of this Agreement.

16.          Applicable Law.  This Agreement will be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Colorado.

17.          Counterparts.  This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which will be deemed to be an original, and all of which together will constitute a single agreement.

18.          Termination of Prior Agreements.  Upon the Effective Date of this Agreement, all prior and still existing employment or consulting agreements between the Executive and the Company shall terminate.

19.          Compliance with Section 409A.  Notwithstanding anything herein to the contrary, if the Executive is a “specified employee” (as defined in Internal Revenue Code Section 409A) on the date of termination, to the extent required by Internal Revenue Code Section 409A, payments hereunder shall be delayed until the earlier of (i) the date which is six (6) months after the date of termination or, (ii) the date of the Executive’s death.”

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date.

COMPANY:	ASCENT SOLAR TECHNOLOGIES, INC.

	By:	/s/ Matthew B. Foster
	Name:	Matthew B. Foster
	Title:	President and CEO

EXECUTIVE:	/s/ Gary Gatchell
Gary Gatchell